Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 Nos. 333-202816, 333-230267, 333-236890, 333-272507, and 333-293488), and
(2)
Registration Statement (Form S-3ASR No. 333-276694) of Ryerson Holding Corporation;

of our report dated February 20, 2025, with respect to the consolidated financial statements and the financial statement schedule of Ryerson Holding Corporation and Subsidiary Companies included in this Annual Report (Form 10-K) of Ryerson Holding Corporation and Subsidiary Companies for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Chicago, Illinois

February 23, 2026